EXHIBIT 10.01

CONFIDENTIAL TREATMENT REQUESTED

ADDENDUM FOR FULFILLMENT PRODUCTS AND SERVICES FOR FSG AND
P-TAP NON-IMPRINTABLE PRODUCTS

This addendum (the “Addendum”) is made and entered into as of 6th date of signing September, 2001 (“Addendum Effective Date”) by and between Intuit Inc. (“Intuit”) and the John H. Harland Company (“Harland”).

RECITALS

A.	Intuit and Harland are parties to a Supply Agreement made and entered into as of January 1, 2000 (“Supply Agreement”).

B.	As of October 25, 2001, the parties entered into a “Term Sheet for Fulfillment Products and Services for FSG and P-TAP Non-Imprintable Products” (“Term Sheet”) regarding their intent to enter into an Addendum to the Supply Agreement.

C.	As of October 25, 2001, the parties entered into an “Agreement for Purchase of Intuit-Owned Inventory for FSG and P-TAP Non-Imprintable Products” whereby Harland purchased from Intuit certain existing inventories of FSG and P-TAP non-imprintable products for subsequent sale by Harland back to Intuit in accordance with the Term Sheet (“Buy Back Products”).

D.	The parties are now entering into this Addendum to the Supply Agreement in order to replace and supercede the Term Sheet.

NOW THEREFORE, the parties hereby amend the Supply Agreement as follows:

1.	INTUIT PRODUCTS. The products and services listed in Exhibit A (P-TAP Fulfillment Services and Products), Exhibit B (FSG Products and Fulfillment Services), Exhibit C (Micr Toner Cartridges) (collectively, the “Addendum Products”) are deemed additional “Intuit Products” for all purposes of the Supply Agreement. Any products and services may be deleted from this list and this Addendum at Intuit’s sole discretion at any time as described below. For any products or services that Intuit in its sole discretion deletes from this list and this Addendum and does not plan to obtain from another supplier within a 12-month period, Intuit will provide 30 days notice to Harland. For any products or services that Intuit in its sole discretion deletes from this list and this Addendum and obtains from another supplier, and the volume of the product(s) to be deleted represents a material change in the annual dollar volume of all Addendum Products fulfilled by Harland as reasonably determined in Intuit’s sole discretion, Intuit will provide three months written notice to Harland. In the case that a product is deleted from this Addendum, Intuit will pay Harland for unsold FSG non-imprintable inventory, and work in process that will be completed within 30 days, that is not owned by Intuit up to six months worth based on the forecasting process in Section 7, unless other quantities were otherwise agreed to by both parties at time of inventory purchase. Costs of such inventory will not exceed the product prices charged by Harland to Intuit for Harland-owned inventory purchased pursuant to the relationship between the parties under this Addendum up to six months worth based on the forecasting process in Section 7, or the product costs due to suppliers for third party supplier-owned inventory purchased pursuant to such relationship up to six months worth based on the forecasting process in Section 7. Products or services may be added to this list and this Addendum at terms mutually agreed upon in writing by both Harland and Intuit. Intuit reserves the right to own the inventory of Addendum Products, and must approve of any vendor acting as Harland’s agent supplying Addendum Products.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (the “SEC”). We omitted such portions from this filing and filed them separately with the SEC.

2.	EXCLUSIVE PRODUCTS. Notwithstanding the definition of “Exclusive Intuit Products” in Appendix 1 of the Supply Agreement, the Addendum Products are not to be treated as “Exclusive Intuit Products”.

3.	NO RIGHT OF FIRST NEGOTIATION. Harland will have no rights under Section 4(c) of the Supply Agreement with respect to any Addendum Products.

4.	TERM. The term of the Addendum will be coterminous with the term of the Supply Agreement. In addition to the grounds for termination mentioned in Section 45 of the Supply Agreement, Intuit shall have the right to review and terminate without penalty the provisions of this Addendum at any time following a sixty (60) day notification and cure period should the product selection, quality, and/or service provided by Harland for the Addendum Products not meet the specifications that were mutually agreed to by Harland and Intuit. Termination of the provisions of this Addendum would not terminate the other provisions of the Supply Agreement. In case of termination, Intuit would purchase the non-defective, unsold FSG non-imprintable inventory owned by Harland and covered by this Addendum. For non-defective, unsold inventory or work in process owned by a third-party supplier of Addendum Products, Harland will facilitate the sale of such inventory and work in process to Intuit. Pursuant to this section, Intuit will purchase such inventory up to six months worth based on the forecasting process in Section 7. The purchase amounts will not exceed the product prices charged by Harland to Intuit for Harland-owned inventory purchased pursuant to this relationship, or the costs due to suppliers for supplier-owned inventory and work in process purchased pursuant to this relationship.

5.	SECURE SOURCING. If any circumstance occurs that prevents Harland or any third party supplier from effectively filling and shipping customer Orders in accordance with Intuit’s specified quality requirements and turnaround times, including but not limited to termination, financial issues, or any disasters, Intuit shall have the right to immediately purchase all Addendum Products in the possession or control of Harland or third-party suppliers, or immediately take possession of Intuit-owned products in the possession or control of Harland or third-party suppliers. In addition, Intuit shall have the right to immediately take over the sourcing of Addendum Products that are work in process and will be completed at a later date at third-party suppliers. Harland will make Harland-owned Addendum Products available at the prices that Harland charged by Harland to Intuit for them. Harland will also ensure that any third party supplier of Addendum Products will make these Products that are work in process and to be completed at a later date available to Intuit at the prices that the supplier agreed upon with Harland. Intuit will pay Harland reasonable additional costs for Harland’s cooperation in transferring such Addendum Products to Intuit.

6.	WAREHOUSING AND FULFILLMENT. Harland shall provide warehousing and fulfillment services for Addendum Products to meet the requirements as specified by Intuit, and will be responsible for ensuring the inventory availability of Addendum Products sourced by Harland to fulfill Intuit customer Orders in accordance with the inventory and forecasting process identified in Section 7 of this Addendum. Harland is responsible for the acts or omissions of any outsourced warehousing suppliers, and is required to ensure that any such approved outsourcers retain, at their expense, a policy of commercial general liability insurance listing Intuit as a third party beneficiary to the policy and naming Intuit as an additional insured. Such policies shall provide coverage adequate to cover any Addendum Products inventory included for warehousing services. Harland shall provide Intuit with a certificate of insurance as evidence of such coverage. Such certificate shall provide for at least thirty (30) days prior written notice to Intuit of cancellation or material change of such coverage.

7.	INVENTORY MANAGEMENT. Harland is responsible for guaranteeing inventory availability of all Addendum Products to fulfill Intuit customer Orders in accordance with the inventory and forecasting process identified in this Section. To support Harland in this activity, Intuit will meet with Harland on a regular basis to provide demand forecasts for seasonal and growing/declining Addendum Products, updates on promotions that could impact usage patterns, and to review Harland’s target inventory levels and replenishment plans. It is anticipated that Intuit and Harland will review this data on a periodic basis appropriate to the Addendum Product type (e.g. quarterly for steady usage products, monthly for growing/declining products, and with appropriate frequency during heavy seasonal periods). At these review meetings, Harland will identify in writing any run out dates, lead production times, and potential “excess

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inventory risk” Addendum Products that are highly dependent on forecasts vs. actual usage data. For such Addendum Products, Harland and Intuit will agree to a forecast, re-order points and quantities, and a review plan. For such Addendum Products only, if the actual usage is [ * ]or more less than forecast over a [ * ] period and results in excess inventory age of greater than six months, Intuit will have the option of one or more of the following: (i) [ * ] and [ * ] from [ * ] days; (ii) [ * ] such excess inventory and paying Harland for the [ * ] inventory that is not Intuit-owned at a cost not to exceed [ * ]; or (iii) paying a [ * ] per pallet per month storage cost for such excess inventory. Notwithstanding the above, Harland accepts responsibility for requesting any information it believes necessary to purchase and manage the inventory of Addendum Products effectively for both parties.

8.	SYSTEMS. Harland will fund the development, enhancements and ongoing support of connections to Intuit’s order entry and billing systems, and any changes needed to meet new businesses and services in connection with this Addendum. Harland is responsible for the funding and implementation of development, enhancement, and ongoing support of Harland’s systems, and for the systems of any supplier responsible for providing Addendum Products. The level of support will be prorated above the levels specified in the Supply Agreement based on the additional volumes resulting from additional products.

9.	SAME ORDER SHIPMENTS/PAIRINGS. The specific items paired in the same package are based primarily on the type of products, imprintables and non-imprintables, and size of the products. Harland will pair all items physically able and commercially reasonable in the same package for shipment. In addition, Harland will work with third party suppliers so that these suppliers can pair items in the same package for shipment.

10.	PERFORMANCE SCORECARD. Harland will measure and report its performance against the performance scorecard set forth in Exhibit D, and will use their best efforts to meet, exceed and improve performance. Following the end of each calendar quarter, designated team members from both parties will meet and review performance during the past quarter. In connection with these quarterly meetings, the parties will gather the data and rate Harland’s performance in accordance with the performance scorecard set forth in Exhibit D. Harland and Intuit will mutually agree upon any changes to the performance scorecard.

11.	TURN AROUND TIME. In lieu of the requirements of Section 18(a) of the Supply Agreement, Harland shall process and ship all non-imprintable Addendum Products in stock within 24 hours after receipt of the Order by Harland, provided both Harland and Intuit follow the inventory and forecasting process identified in Section 7 of this Addendum, and provided a Force Majeure event does not cause an interruption of service. For backorders, items should be shipped as soon as they are available on a first in, first out Order basis. In addition, Harland shall identify and provide Intuit with all backorder information in a quick and effective manner. This backorder notification process will be developed and agreed to by Harland and Intuit.

12.	SHIPPING METHODS.

(a)	Harland will be responsible for shipping each completed Order to the Customer’s specified address, and will ensure that any carrier providing Addendum Products will ship each completed Order to the Customer’s specified address. Unless otherwise indicated on the Order or otherwise specified by Intuit, shipping shall be via ground, or comparable service where ground is not available. Harland will ensure that all suppliers that provide Addendum products can support shipping methods, including Ground, Next Day and Second Day at competitive costs. When the rates are not competitive at a third party supplier, and it is commercially reasonable, Harland will allow the third-party supplier of Addendum Products to utilize Harland’s freight rates.

(b)	Harland will be responsible for the proactive management of carriers to negotiate and manage competitive freight costs, file and credit to Intuit refunds for lost or damaged shipments, and track and ensure the compliance of on-time and quality performance. Harland will report these performance measures monthly in the Performance Scorecard, Exhibit D, and work with their carriers to meet, exceed and improve performance.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

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(c)	Harland will be responsible for the management of all carriers for Addendum Products and other Products supplied and/or fulfilled by Harland or their third party suppliers to ensure that the carrier meets 97% on time performance. Harland will be responsible for crediting Intuit for any charges, penalties or expedited fees resulting from lost or damaged shipments, and from mistakenly returned packages. In addition, Harland will credit Intuit for reimbursements made by the carrier to Harland for service failures, including failures to meet on-time shipping guarantees. Harland will use its best efforts in working with Intuit to recover these credits in a mutually agreeable and commercially reasonable manner and provide Intuit with a monthly accounting of such credits. Harland will pay to Intuit any credits pursuant to this section within 10 business days of receipt of such credits by Harland from carrier.

13.	QUALITY. Harland warrants and guarantees to FSG the quality of all non-imprintable Addendum Products in line with Intuit’s product specifications. Harland is responsible for replacing any defective product(s) at Harland’s costs, including any and all services and shipping costs. Notwithstanding the foregoing, Harland is not responsible for the quality of Buy Back Products, assuming that these Products have been properly stored.

14.	PERSONNEL. Harland will identify qualified primary contacts at Harland who will be available to work directly with Intuit as needed. In addition, Harland will identify at least one qualified contact at each third-party supplier of Addendum Products who Intuit will contact in coordination with Harland, with prior notification if practical, on an as needed basis.

15.	PRICING AND COSTS. For each Addendum Product and service provided pursuant to this Addendum, Harland will charge Intuit in accordance with the following:

•	Exhibit A (Pricing for P-TAP Fulfillment Services and Products)

•	Exhibit B (Pricing for FSG Products and Fulfillment Services)

•	Exhibit C (Pricing for Micr Toner Products and Fulfillment Services)

In addition, Harland will credit Intuit for material costs associated with any Addendum Products that were produced using Intuit-owned materials, excluding the products TPH and TPR where the pricing and costs in Exhibit A already reflect these credits.

These mutually agreed upon prices should be competitive in the market, and in compliance with applicable laws, and will remain in effect from the Addendum Effective Date and will continue in effect thereafter during the term of this Addendum, subject to the following sections of the Supply Agreement: Section 38 (Future Cost Savings) and Section 40 (Allowable Price Adjustments) and provided that with respect to direct material costs only and in lieu of the specified direct material cost increase/decrease amount specified in Section 40(a), prices for Addendum Products [ * ]. Exempted from the application of Section 40 of the Supply Agreement are certain Addendum Products that need to be ordered within a term of less than one year, and where the prices are highly sensitive to volume variances. For such products identified by Harland 60 days in advance, Intuit and Harland will mutually agree to any price change every six months and/or prior to any inventory replenishment. Price changes will reflect prices that should be competitive in the market and in compliance with applicable laws, and will be effective when the new products begin to ship. Harland will work with Intuit on continuous improvements to reduce material, administrative, freight and warehousing costs, and will pass these savings to Intuit. Harland shall ensure that warehousing costs for Addendum Products are consistent with costs incurred by Harland for warehousing similar Harland materials, and such costs are competitive with those charged by suppliers in the same geographic areas for such services, products and/or materials. Intuit has the right to audit Harland’s storage and warehouse invoices on an ongoing basis.

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the SEC. We omitted such portions from this filing and filed them separately with the SEC.

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16.	REPORTING. Harland will provide standard and ad hoc reporting to provide information on, but not limited to the following:

     Inventory Management, including but not limited to:

          Backorders
          Monthly and weekly inventory reports
          Reorder, run out dates
     Invoicing Support, including but not limited to:
          Warehouse Quantities
          Forecast versus Actual Demand
          Marketing Materials Activities
     Performance Scorecard Measures

     These reports should be accurate and presented in a timely manner.

17.	PRIVACY AND SECURITY STANDARDS. Harland will comply with Intuit’s then-current privacy and security standards, the current version of which are contained in Exhibit E (Basic Security Requirements for Customer Data) and Exhibit F (Privacy Policy for Partners). In addition, Harland will meet or exceed, within a reasonable timeframe after disclosure to Harland, Intuit’s then-current mail handling procedures, the current version of which is contained in Exhibit G (Intuit Suspicious Mail Handling Procedures), as well as any specific recommendations that Intuit provides to Harland. Harland is responsible for ensuring that all third party suppliers of Addendum Products will also comply with the then-current version of Intuit’s privacy and security standards and mail handling procedures.

18.	BUSINESS CONTINUITY.

(a)	Harland shall: (i) be responsible for business continuity of operations as to the products and services to be provided under this Addendum; (ii) within ninety (90) days after the Addendum Effective Date, submit to Intuit for approval a mutually agreed upon and reasonable business continuity plan (“Business Continuity Plan”) that mitigates and minimizes Intuit service interruptions; and (iii) update the Business Continuity Plan, subject to Intuit’s approval, to reflect changes in technology and industry standards on an annual basis.

(b)	Harland shall provide Intuit reasonable assistance in Intuit’s assessment of Intuit’s business continuity requirements and provide, for Intuit’s approval, a set of alternatives for the development of a viable Intuit business continuity program, and the estimated fees associated with each alternative.

(c)	Harland shall immediately provide Intuit with written notice of any service failure relating to this Addendum due to any of the events specified in the second paragraph of Section 22 of the Supply Agreement or any other event beyond Harland’s reasonable control (each a “Force Majeure”) and shall use its best efforts to immediately implement the Business Continuity Plan with regard to such failure.

(d)	In the event of a Force Majeure, Vendor shall not charge Intuit any fees in excess of the fees set forth in this Addendum.

(e)	Whenever a Force Majeure requires that Harland allocate limited resources between or among its customers, Intuit shall receive no less priority in respect to such allocation than any of Harland’s other customers.

19.	RECORDS/AUDIT. Pursuant to Section 40 (d) of the Supply Agreement, Intuit shall have the full right to audit any and all documents, records or other paperwork of Harland’s that they deem necessary or appropriate in order to validate Intuit charges or verify basis for cost savings sharing. This includes, but is not limited to, Harland’s costs from suppliers and materials costs, and will be utilized to determine cost savings and cost sharing information. Harland will maintain accurate records with respect to the

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information underlying any reports, payments required, and costs under the Supply Agreement and under this Addendum. Intuit may, upon no less than thirty (30) days prior written notice to Harland, request an audit by an independent Certified Public Accountant mutually agreed to by both parties, of relevant records of Harland’s upon which such reports are based during normal business hours. Harland shall remit payments or credits to Intuit for the full amount of any disclosed shortfalls. The audit rights set forth herein shall continue for two (2) years following the termination of the Supply Agreement for any reason, or for such period as Harland continues to make revenue sharing payments to Intuit, whichever is longer. No such audit may occur more than once a year during the Term.

20.	APPLICABILITY OF SUPPLY AGREEMENT. The following Sections of the Supply Agreement will not be applicable to the Addendum Products: 4 (Exclusivity and Negotiation Rights); 15 (Bank File Maintenance); 16 (MICR Quality); 32 (Rights in Check Designs); 35 (Incentive Allowance); 36 (Marketing Allowance); 37 (Pricing Incentive Provisions); and 44 (Inventory Buyback). Section 42 (Payment Terms) will be applicable to the Addendum Products; provided, however, that the P-TAP non-imprintable Addendum Products will not receive the 2% discount for early payment, which products will be billed on a separate invoice from the other FSG products.

21.	This Addendum replaces and supercedes the Term Sheet. Except as specified in this Addendum, the Supply Agreement remains in full force and effect.

IN WITNESS WHEREOF, Intuit and Harland have executed and entered into this Addendum by their duly authorized representatives.

JOHN H. HARLAND COMPANY	INTUIT INC.

By:	/s/ MARTIN E. KERNER	By:	/s/ LORRIE M. NORRINGTON

Printed Name:	Martin E. Kerner	Printed Name:	Lorrie M. Norrington

Title:	VP, General Manager	Title:	EVP, Small Business

Date:	September 6, 2002	Date:	October 11, 2002

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EXHIBIT A

Pricing for P-TAP Fulfillment Services and Products

Fulfillment Services	Price	Measure

Fill Presentation envelope orders and manage inventory.	[ * ]	per line item
Fill presentation folder orders and manage inventory.	[ * ]	per line item per box
Fill blank check stock orders and manage inventory.	[ * ]	per line item
Fill tax form orders and manage inventory.	[ * ]	Drop Shipped
Fill requests for catalogues and manage inventory.	[ * ]	per line item (includes [ * ])
Delivery costs	[ * ] unless otherwise noted.
Receipt, Scrapping or Restocking of Items	[ * ]

Note: Fulfillment costs will be included in the materials cost of the products in the invoices Harland provides for these products

Product Costs	Price	Measure	Units	Price Per Units

Blank Check Stock
Burgundy Blank Check Stock Grey Blank Check Stock Green Blank Check Stock Blue Blank Check Stock	[ * ] [ * ] [ * ] [ * ]	per individual item per individual item per individual item per individual item	[ * ] [ * ] [ * ] [ * ]	[ * ] [ * ] [ * ] [ * ]
Tax Forms			[ * ]	[ * ]
1096 Laser Forms	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 INT Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 INT Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 INT Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 C Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 C Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 C Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 R Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 R Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 Laser Acquisition — Copy A	[ * ]	per individual item	[ * ]	[ * ]
1098 Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1098 Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1098 Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 Laser Broker — Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 G Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 S Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 S Lsr Fed Copy B	[ * ]	per individual item	[ * ]	[ * ]
1099 S Lsr Fed Copy C	[ * ]	per individual item	[ * ]	[ * ]
1099 OID Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 PATR Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1098 E Lsr Fed Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 Double Window Envelope	[ * ]	per individual item	[ * ]	[ * ]
1099 R Double Window Envelope	[ * ]	per individual item	[ * ]	[ * ]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (the “SEC”). We omitted such portions from this filing and filed them separately with the SEC.

Product Costs	Price	Measure	Units	Price Per Units

W-2 Double Window Envelope for 2 up	[ * ]	per individual item	[ * ]	[ * ]
W-2 Double Window Envelope for 3 up	[ * ]	per individual item	[ * ]	[ * ]
Envelopes For 4up W2s	[ * ]	per individual item	[ * ]	[ * ]
W-3 Laser Forms	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy A	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy B	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy 2 or C	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy City/State	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy B, 2, C, 2 (4 up)	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser Copy B, 2, C (3 up)	[ * ]	per individual item	[ * ]	[ * ]
941 Laser Fed Copy	[ * ]	per individual item	[ * ]	[ * ]
941 B Laser Quarterly	[ * ]	per individual item	[ * ]	[ * ]
DE 6 Laser CA Quarterly	[ * ]	per individual item	[ * ]	[ * ]
DE 7 CA Quarterly	[ * ]	per individual item	[ * ]	[ * ]
Ohio SUTA UCO 2 QTS	[ * ]	per individual item	[ * ]	[ * ]
Texas SUTA C-4 Cont. Page	[ * ]	per individual item	[ * ]	[ * ]
940 EZ Laser	[ * ]	per individual item	[ * ]	[ * ]
5498 Laser IRA Copy A	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC 3 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC 4 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 MISC 5 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 INT 3-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 INT 4-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV 3-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 DIV 4-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 G 4 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 PAIR	[ * ]	per individual item	[ * ]	[ * ]
1099 Acquisition 4-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 B 3 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 B 4-pt	[ * ]	per individual item	[ * ]	[ * ]
1099 Retirement 4 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 R 6 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 S 1-wide 3 pt	[ * ]	per individual item	[ * ]	[ * ]
1099 S 1-wide 4 pt	[ * ]	per individual item	[ * ]	[ * ]
1098 3 pt carbonless	[ * ]	per individual item	[ * ]	[ * ]
1098 4 pt carbonless	[ * ]	per individual item	[ * ]	[ * ]
1099 C 3 pt	[ * ]	per individual item	[ * ]	[ * ]
1096 2 pt	[ * ]	per individual item	[ * ]	[ * ]
Blank per paper 2-up	[ * ]	per individual item	[ * ]	[ * ]
Blank Perforated-3up	[ * ]	per individual item	[ * ]	[ * ]
Blank paper 4-up	[ * ]	per individual item	[ * ]	[ * ]
Blank per 4 up w/instructions	[ * ]	per individual item	[ * ]	[ * ]
Blank per paper 3-up	[ * ]	per individual item	[ * ]	[ * ]
Blank per 3-up w/instructions	[ * ]	per individual item	[ * ]	[ * ]
Blank per 1099 R 2 up	[ * ]	per individual item	[ * ]	[ * ]
W-2 corrected 6 pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 1 wide 6 pt carbon mailer	[ * ]	per individual item	[ * ]	[ * ]
W-2 2 wide 6 pt mailer	[ * ]	per individual item	[ * ]	[ * ]
W-2 gambling 1 wide	[ * ]	per individual item	[ * ]	[ * ]
W-2 Twin 3-Part- A1D	[ * ]	per individual item	[ * ]	[ * ]
W-2 Twin 4-Part- A1D	[ * ]	per individual item	[ * ]	[ * ]
W-2 Twin 3-Part- B2C	[ * ]	per individual item	[ * ]	[ * ]
W-2 Twin 4-Part- B2C	[ * ]	per individual item	[ * ]	[ * ]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (the “SEC”). We omitted such portions from this filing and filed them separately with the SEC.

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Product Costs	Price	Measure	Units	Price Per Units

W-3 2 pt	[ * ]	per individual item	[ * ]	[ * ]
W-3 C Corrected 2 pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 2 Wide 3-pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 2 wide 4-pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 1 wide 4-pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 1 Wide 6 pt	[ * ]	per individual item	[ * ]	[ * ]
CA DE-6 2 pt	[ * ]	per individual item	[ * ]	[ * ]
CA DE-7 2 pt	[ * ]	per individual item	[ * ]	[ * ]
5498 Penfed IRA 3 pt	[ * ]	per individual item	[ * ]	[ * ]
941 1 wide 2 pt	[ * ]	per individual item	[ * ]	[ * ]
941 1 wide 3 pt	[ * ]	per individual item	[ * ]	[ * ]
941 B 1 wide 3 pt	[ * ]	per individual item	[ * ]	[ * ]
940 EZ Federal Copy 2 pt	[ * ]	per individual item	[ * ]	[ * ]
W-2 Laser copy B2c	[ * ]	per individual item	[ * ]	[ * ]
W2 Employee B C 2 1	[ * ]	per individual item	[ * ]	[ * ]
Ohio SUTA UCO-2QRS	[ * ]	per individual item	[ * ]	[ * ]
Laser 1098-T Copy A	[ * ]	per individual item	[ * ]	[ * ]
Laser 1098-T Copy A	[ * ]	per individual item	[ * ]	[ * ]
Lsr Tuition Payments Stmt	[ * ]	per individual item	[ * ]	[ * ]
LASER 1099-LTC Copy A	[ * ]	per individual item	[ * ]	[ * ]
TXC41-05 Texas Form C-4	[ * ]	per individual item	[ * ]	[ * ]
1099-C 1 Wide 3-Part	[ * ]	per individual item	[ * ]	[ * ]
Laser 1099-MSA Copy A	[ * ]	per individual item	[ * ]	[ * ]
Laser 5498 Copy A	[ * ]	per individual item	[ * ]	[ * ]
1999 Form 940 Laser	[ * ]	per individual item	[ * ]	[ * ]
Laser 941 Voucher	[ * ]	per individual item	[ * ]	[ * ]
Wisconsin SUTA UC-7827	[ * ]	per individual item	[ * ]	[ * ]
N.C. Suta NCUI-101B	[ * ]	per individual item	[ * ]	[ * ]
Laser 940 EZ	[ * ]	per individual item	[ * ]	[ * ]
Cont. 5498 MSA 3-Part	[ * ]	per individual item	[ * ]	[ * ]
1-wide 6-Part Mailer	[ * ]	per individual item	[ * ]	[ * ]
1099-OID 4-Part	[ * ]	per individual item	[ * ]	[ * ]
1099-S Magnetic Media	[ * ]	per individual item	[ * ]	[ * ]
1098E 3-Part Carbonless	[ * ]	per individual item	[ * ]	[ * ]
Cont. 1099 LTC 4-Part	[ * ]	per individual item	[ * ]	[ * ]
Cont. 1099 MSA 3-Part	[ * ]	per individual item	[ * ]	[ * ]
W2: 2-Wide 4-Part	[ * ]	per individual item	[ * ]	[ * ]
Continuous 941 Voucher	[ * ]	per individual item	[ * ]	[ * ]
Quicken Laser Invoice	[ * ]	per individual item	[ * ]	[ * ]
Resident Alien 5-Part	[ * ]	per individual item	[ * ]	[ * ]
Folders	[ * ]		[ * ]	[ * ]
FLB Folder	[ * ]	per individual item	[ * ]	[ * ]
FSB Folder	[ * ]	per individual item	[ * ]	[ * ]
FLG Folder	[ * ]	per individual item	[ * ]	[ * ]
FSG Folder	[ * ]	per individual item	[ * ]	[ * ]
FLH Folder	[ * ]	per individual item	[ * ]	[ * ]
FSH Folder	[ * ]	per individual item	[ * ]	[ * ]
FLR Folder	[ * ]	per individual item	[ * ]	[ * ]
FSR Folder	[ * ]	per individual item	[ * ]	[ * ]
TPR (Marine)	[ * ]	per individual item	[ * ]	[ * ]
TPH (Hunter)	[ * ]	per individual item	[ * ]	[ * ]
TFLG Folder	[ * ]	per individual item	[ * ]	[ * ]
TFLB Folder	[ * ]	per individual item	[ * ]	[ * ]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (the “SEC”). We omitted such portions from this filing and filed them separately with the SEC.

3

Product Costs	Price	Measure	Units	Price Per Units

FSBL Folder	[ * ]	per individual item	[ * ]	[ * ]
FSGR Folder	[ * ]	per individual item	[ * ]	[ * ]
Envelopes	[ * ]		[ * ]	[ * ]
ESV8	[ * ]	per individual item	[ * ]	[ * ]
EF6	[ * ]	per individual item	[ * ]	[ * ]
EF6-SS	[ * ]	per individual item	[ * ]	[ * ]
EF9	[ * ]	per individual item	[ * ]	[ * ]
EF9-SS	[ * ]	per individual item	[ * ]	[ * ]
EOL	[ * ]	per individual item	[ * ]	[ * ]
EOL-SS	[ * ]	per individual item	[ * ]	[ * ]
EOP	[ * ]	per individual item	[ * ]	[ * ]
EOPL	[ * ]	per individual item	[ * ]	[ * ]
EOP-SS	[ * ]	per individual item	[ * ]	[ * ]
EOXL	[ * ]	per individual item	[ * ]	[ * ]
EOXP	[ * ]	per individual item	[ * ]	[ * ]
EXPAN	[ * ]	per individual item	[ * ]	[ * ]
15900	[ * ]	per individual item	[ * ]	[ * ]
15901	[ * ]	per individual item	[ * ]	[ * ]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (the “SEC”). We omitted such portions from this filing and filed them separately with the SEC.

4

EXHIBIT B

Pricing for FSG Products and Fulfillment Services

Fulfillment	Price	Measure

Fill envelope orders and manage inventory	[ * ]	per line item
Fill storage box order and manage inventory	[ * ]	per line item
Fill forms, labels and miscellaneous orders and manage inventory	[ * ]	per line item
Fill requests for sample pack orders and manage inventory	[ * ]	*per line item (includes [*])
Fill requests for catalogues and manage inventory	[ * ]	*per line item (includes [*])
Delivery costs	{ * ] unless otherwise noted.
Receipt, Scrapping or Restocking of Items	No Charge

Note: Fulfillment costs will be included in the materials cost of the products in the invoices Harland provides for these products

*	Fulfillment prices could change based on the cost of postage.

Product	Price	Measure

Envelopes
Check Envelopes	[ * ]	per thousand
Forms Envelopes	[ * ]	per thousand
Self-Seal Check Envelopes	[ * ]	per thousand
Self-Seal Forms Envelopes	[ * ]	per thousand
Wallet Envelopes	[ * ]	per thousand
Wallet Plus Envelopes	[ * ]	per thousand
Marketing Materials
Catalogues and Samples Pack	na	Supplied by Intuit
Certificates	na	Supplied by Intuit
Business Reply Envelopes (BRE’s)	[ * ]	per thousand
Storage Boxes
Check Storage Box Blue	[ * ]	per item
Check Storage Box Green	[ * ]	per item
Check Storage Box Maroon	[ * ]	per item
Check Storage Box Purple	[ * ]	per item
Check Storage Box Yellow	[ * ]	per item
Multi-Purpose Storage Box Blue	[ * ]	per item
Multi-Purpose Storage Box Green	[ * ]	per item
Multi-Purpose Storage Box Maroon	[ * ]	per item
Multi-Purpose Storage Box Purple	[ * ]	per item
Multi-Purpose Storage Box Yellow	[ * ]	per item
Forms		per item
Continuous Forms Leaders (10-pack)	[ * ]	per package
Laser Forms Leaders (10-pack)	[ * ]	per package
Mailing Labels
Continuous Labels (2000)	[ * ]	per package
Laser Labels (2000)	[ * ]	per package
Miscellaneous
Rolodex Cards (500)	[ * ]	per package
Deposit Bags (25)	[ * ]	per package
Deposit Bags (100)	[ * ]	per package

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (the “SEC”). We omitted such portions from this filing and filed them separately with the SEC.

5

EXHIBIT C

Pricing for Micr Toner Products and Fulfillment Services

Product	Price	Units

Fill micr toner orders (drop shipped)	[ * ]	Drop shipped from supplier
Delivery costs	[ * ] unless otherwise noted.

REMANUFACTURED

Price/Item with
Cosmos #	COMPATIBILITY	Price/Item for Product	Fulfillment Charge

07MICR	HP II, IID, III, IIID (2, 2D, 3, 3D)	[ * ]	[ * ]
07MICR4R	HP LaserJet 4, 4+, 4M, 4M+, 5, 5M, 5N, 5se	[ * ]	[ * ]
	HP IIISi, 3Si, 4Si, 4 SiMX	[ * ]	[ * ]
	HP 4L, 4ML, 4P, 4MP	[ * ]	[ * ]
	HP 4000 Series (T, N, TN), 4050 Series	[ * ]	[ * ]
	Jumbo HP 4000 (T, N, TN), 4050 Series	[ * ]	[ * ]
	Jumbo HP 4100 Series	[ * ]	[ * ]
	HP LaserJet 4V, 4MV	[ * ]	[ * ]
	HP LaserJet 5P, 5MP, 6P, 6Pse	[ * ]	[ * ]
	HP 5L, 6L, 6Lse, 3100 (se, xi), 3150 (se, xi)	[ * ]	[ * ]
	HP 5Si, 5SiMX, HP8000 Series (N, DN)	[ * ]	[ * ]
	HP 5000	[ * ]	[ * ]
	HP 1100 Series (se, xi, A)	[ * ]	[ * ]
	HP 2100, 2200 Series (se, N, M, TN)	[ * ]	[ * ]
	HP 8100, 8150 Series (N, DN)	[ * ]	[ * ]
	Jumbo HP LaserJet 4, 4+, 4M, 4M+, 5, 5M, 5N, 5se	[ * ]	[ * ]
	HP 1200	N/a	n/a

NEW

Price/Item with
Cosmos #	COMPATIBILITY	Price/Item for Product	Fulfillment Charge

07MICRN	HP II, IID, III, IIID (2, 2D, 3, 3D)	[ * ]	[ * ]
07MICRPN	HP IIP, IIP+, IIIP (2P, 2P+, 3P)	[ * ]	[ * ]
07MICR4	HP LaserJet 4, 4+, 4M, 4M+, 5, 5M, 5N, 5se	[ * ]	[ * ]
07MICRSI	HP IIISi, 3Si, 4Si, 4 SiMX	[ * ]	[ * ]
07MICRL	HP 4L, 4ML, 4P, 4MP	[ * ]	[ * ]
07M4000	HP 4000 Series (T, N, TN), 4050 Series	[ * ]	[ * ]
07M4000H	Jumbo HP 4000 (T, N, TN), 4050 Series	[ * ]	[ * ]
07M4100H	Jumbo HP 4100 Series	[ * ]	[ * ]
07M4100	HP 4100 Series	[ * ]	[ * ]
07MICR4V	HP LaserJet 4V, 4MV	[ * ]	[ * ]
07MICR5P	HP LaserJet 5P, 5MP, 6P, 6Pse	[ * ]	[ * ]
07MICR5L	HP 5L, 6L, 6Lse, 3100 (se, xi), 3150 (se, xi)	[ * ]	[ * ]
07MICR5I	HP 5Si, 5SiMX, HP8000 Series (N, DN)	[ * ]	[ * ]
07M5000	HP 5000	[ * ]	[ * ]
07M1100	HP 1100 Series (se, xi, A)	[ * ]	[ * ]
07M2100	HP 2100, 2200 Series (se, N, M, TN)	[ * ]	[ * ]
07M8100	HP 8100, 8150 Series (N, DN)	[ * ]	[ * ]
07MICR4H	Jumbo HP LaserJet 4, 4+, 4M, 4M+, 5, 5M, 5N, 5se	[ * ]	[ * ]
07M1200	HP 1200	[ * ]	[ * ]

*	We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (the “SEC”). We omitted such portions from this filing and filed them separately with the SEC.

6

EXHIBIT D

	FSG — MONTHLY PERFORMANCE SCORECARD

Inventory Management	20% Category Weight				Overall Score:

Metric	Weight Factor	Performance Scale			Score	Weighted Score	Who Measures

	100	Exceeds(5)	Meets(3)	Doesn’t Meet(0)
Cycle Count Accuracy %	12		95.0%				Wright
Number of Items Out-of-Stock/Backordered »24 hours	29		0 Products				Wright
Days Out-of-Stocks/Allocations/Backorders »24 hours	29		3 Days				Wright
Incoming Products % Meeting QA Receipt Inspections	22		95.0%				Wright
Inventory Turns (Monthly)	TBD		TBD				TBD
Forecast Variance	8		less/greater than 20%				Wright/Harland

Fulfillment	20% Category Weight

Metric	Weight Factor	Performance Scale			Score	Weighted Score	Who Measures

	100	Exceeds(5)	Meets(3)	Doesn’t Meet(0)
Line Item Fill Rate %	40		95.0%				Harland/FSG
Line Item Accuracy % According to Outgoing QA Process	60		99.0%				Harland

Delivery	20% Category Weight

Metric	Weight Factor	Performance Scale			Score	Weighted Score	Who Measures

	100	Exceeds(5)	Meets(3)	Doesn’t Meet(0)
On-Time Delivery % (based on carrier objectives)	12		97.0%				Harland/Carrier
On-Time Delivery % (based on Promise Date in COSMOS)	44		99.0%				FSG
Claims for Over/Under/Damaged/Loss %	44		2.0%				Harland
Total TAT (from order receipt to delivery)	TBD		TBD				FSG/Harland

Systems Effectiveness	10% Category Weight

Metric	Weight Factor	Performance Scale			Score	Weighted Score	Who Measures

	100	Exceeds(5)	Meets(3)	Doesn’t Meet(0)
System Up Time %	20		99.0%				Harland
Ship Status Completion % in COSMOS	80		99.0%				FSG/Harland

Product Cost Reduction	20% Category Weight

Metric	Weight Factor	Performance Scale			Score	Weighted Score	Who Measures

	100	Exceeds(5)	Meets(3)	Doesn’t Meet(0)
Product Cost Reduction %	100		1.0%				Harland/FSG

Operations	10% Category Weight

Metric	Weight Factor	Performance Scale			Score	Weighted Score	Who Measures

	100	Exceeds(5)	Meets(3)	Doesn’t Meet(0)
OC Hold Times % — 1st Call	10		95.0%				FSG/Harland
Critical Printer Reruns/Reships %	25		0.5%				FSG/Harland
Non-Critical Printer Reruns/Reships %	25		0.5%				FSG/Harland
Cross Shipments	25		0.005%				Harland
Invoicing Accuracy %	10		99.0%				FSG
Call Center Support %	5		80.0%				Harland

DEFINITIONS

INVENTORY MANAGEMENT

Cycle Count Accuracy % — Number of items recorded in the monthly cycle count as it compares to the number of items on the warehouse inventory system report

Number of Items Out-of-Stock/Backordered — Number of products out of stock/backordered over 24 hours during the month

Days Out-of-Stocks/Allocations/Backorders — Weighted average number of days out of stock over 24 hours weighted by number of line items out of stock over 24 hours for the month

Incoming Products % Meeting QA Receipt Inspections — Total number of items received in warehouse meeting incoming QA specs as a percentage of the number of items received

Inventory Turns (Monthly) — Number of times the entire inventory for a item turns in the period of one month

Forecast Variance — The actual number of orders received for all products within a month in comparison to the cumulative sum of the monthly forecasts for all products

FULFILLMENT

Line Item Fill Rate % — Total number of line items produced as a percentage of the total number of line items received from OSI within 48 hours for all items

Line Item Accuracy % According to Outgoing QA Process — This is Harland’s “Void Rate”. Total number of line items shipped which meet the outgoing QA specifications as a percentage of the total number of line items

DELIVERY

On-Time Delivery based on carrier objectives — Total number of line items delivered on-time as compared to the total number of line items delivered
     “On-Time” determined by carrier’s objectives

On-Time Delivery based on promise date — Total number of line items delivered by promise date in COSMOS as compared to the total number of line items delivered
     “On-Time” determined by promise date

Claims for Over/Under/Damaged/Loss — Total number of claims by line items submitted as a percentage of the total number of line items shipped

Total TAT (from order receipt to delivery) — Number of hours between receipt of the line item request from the customer through delivery

SYSTEMS EFFECTIVENESS

System Up Town — Total number of working hours any system at Harland is available and working properly as a percentage of the number of total production hours
     This does not include the times that any Intuit system impacts a Harland system and makes it unavailable

Ship Status Completion % in COSMOS — Total number of line items which feed correctly through OSI into COSMOS with correct ship status as a percentage of the total number of line items shipped

Product Cost Reduction

Product Cost Reduction — % of costs saved of the total invoiced costs from Harland for FSG products and services due to improved processes, more competitive materials and service costs, improved operations, etc.

OPERATIONS

OC Hold Times — Total number of line items that are resolved within the contracted time as a percentage of the total number of line items with call outs to customers
     Metrics are 24 hours for the first call in the Supplier Agreement

Critical Printer Reruns/Reships % — Total number of printer reruns as a percentage of all FSG items produced within a one month period
     These critical measures are currently being defined

Non-Critical Printer Reruns/Reships % — Total number of printer reruns as a percentage of all FSG items produced within a one month period
     These critical measures are currently being defined

Cross-Shipments — Total number of line items delivered incorrectly to the wrong customer as a percentage of the total number of line items delivered

Invoicing Accuracy % — Number of invoices that need correction as a percentage of the total number of invoices

Call Center Support — Number of calls from Intuit representatives answered within 30 seconds or less as a percentage of the total calls received

EXHIBIT E
BASIC SECURITY REQUIREMENTS FOR CUSTOMER DATA

Definitions

     For the purposes of this Exhibit, the following definitions shall apply.

Personally-Identifiable Information: Information that identifies or can be used to identify, contact, or locate the person to whom such information pertains. It includes, without limitation, the following information:

Secret Information: Information that is used to protect other Personally-Identifiable Information. Generally, Secret Information is not disclosed to outside parties under any circumstances. Secret Information includes customer passwords, private encryption keys, and private signature keys.

Sensitive Information: Any information that could be misused in such a way as to jeopardize the financial or legal position of its owner, or of the person or company described by the information. Sensitive Information includes customer account numbers, Social Security numbers, taxpayer identification numbers, credit card numbers, customer account balances, customer financial information and transactional activity, medical records, and legal records.

Restricted Information: Information that is not Secret or Sensitive, but whose permissible use has been restricted by its owner. Restricted information includes customer names, customer street or e-mail addresses, customer telephone numbers, and records of customer services and other data relating to the products and services offered, received, or purchased by customers of Intuit or the Company.

A.	Controlling Access to Personally-Identifiable Information

1.	Access to Personally-Identifiable Information stored on Company’s systems must not be granted to members of Company’s staff, subcontractors, or other agents, unless all of the following conditions are met:

a)	The staff member, subcontractor, or other agent requesting the access can be uniquely identified (e.g., by a unique User ID), with the exception of “root” password access provided by the Company to its core system administration team;

b)	The staff member, subcontractor, or other agent requesting the access has entered a correct password or other authorizing token to indicate that he/she is the authorized user of this account. If passwords are the only method used for authentication, they must satisfy certain minimal standards mutually agreeable to Intuit and Company that make them sufficiently robust to effectively resist both educated guessing and brute-force attacks. It is recommended that passwords be a minimum of 8 characters in length, contain mixed upper- and lower-case characters and non-alphabetic characters, and be changed every 90 days.

c)	In all cases, access permissions must be established in a manner that allows only for the minimum access level(s) required for each staff member, subcontractor, or other agent to perform his or her job function. The ability to read, write, modify or delete Personally-Identifiable Information must be limited to those individuals who are specifically authorized to perform those data maintenance functions.

d)	Whenever Personally-Identifiable Information is modified, the date, time, and requestor must be recorded in a log file.

2.	Personally-Identifiable Information stored on Company’s systems must be stored behind firewalls with access to such information limited as described in paragraph A.1.

3.	It is recommended that Secret Information never be stored in clear text on Company’s systems. At a minimum, it is recommended that financial services industry-standard encryption techniques be employed to safeguard Secret Information in Company’s systems from retrieval by unauthorized persons. Whenever possible, it is recommended that message digest algorithms such as SHA-1 or MD5 be used to hash and verify the user’s password, and that “salt” be added to the input string prior to encoding to make it unlikely that the same password text chosen by different users will yield identical encodings.

4.	Passwords used by Company’s customers are not required to conform to the password standards described in paragraph A.1.b; however, Company must not provide any of its customers with access to Personally-Identifiable Information other than that which pertains to such customer, except as permitted in writing by the affected person or as otherwise required by law.

5.	Procedures must be in place to modify or revoke access permissions to Personally-Identifiable Information when staff members leave the Company or when their job responsibilities change.

6.	Printed material that contains Personally-Identifiable Information must be stored in secured areas to which access is limited to those staff members who have a business need to access it. It must also be disposed of in a secure manner. Whenever possible, it is recommended that secure disposal alternatives such as on-site shredding prior to recycling or placement in publicly-accessible locked trash bins with subsequent off-site shredding by a licensed contractor be implemented.

B.	Transmitting Personally-Identifiable Information

1.	Unless restricted by law, or as discussed in paragraph D.1, Company must not electronically transmit Secret or Sensitive Information over publicly-accessible networks without using 128-bit SSL or another mechanism that affords similar or greater security and confidentiality. If legal restrictions limit the use of 128-bit SSL encryption technology, Company must use the strongest encryption technology permitted.

2.	Personally-Identifiable Information must never be passed in a URL (e.g., using a Get method) in a manner that potentially exposes the information to third parties and causes such information to appear in log files.

C.	Maintaining a Secure Environment

1.	To protect the accuracy and integrity of Personally-Identifiable Information, all such data stored in electronic form must be backed up regularly (no less often than weekly), and the backups stored in secure, environmentally-controlled, limited-access facilities.

2.	Company must use commercially-reasonable efforts to install any security-related fixes identified by its hardware or software vendors, if the security threat being addressed by the fix is one that significantly threatens the privacy or integrity of any Personally-Identifiable Information covered by this Agreement. Such upgrades must be made as soon as they can safely be installed and integrated into Company’s existing architecture and systems.

3.	Intuit may, from time to time, advise Company of recent security threats that have come to its attention, and require Company to implement specific modifications to its software, policies, or procedures that may be necessary to counter these threats. Company must implement these modifications within a mutually-agreeable time, or must obtain written permission from Intuit to take some other commercially-reasonable course of action to preserve the privacy and integrity of any Personally-Identifiable Information.

4.	Company must immediately notify the Intuit Security SPOC (see below) if it knows or suspects that Personally-Identifiable Information has been compromised or disclosed to unauthorized persons, or if there has been any meaningful or substantial deviation from the requirements of this Exhibit.

5.	Notwithstanding the minimum standards set forth in this Exhibit, Company must use commercially-reasonable efforts to monitor and periodically incorporate reasonable industry-standard security safeguards.

D.	Electronic Mail

1.	Company must not send any Secret Information in an e-mail message over publicly-accessible networks unless the e-mail is encrypted using a previously-approved encryption mechanism or is otherwise made secure with an approach that has been mutually agreed upon in advance by Intuit and Company. It is recommended that Company not send any Sensitive or Restricted Information in an e-mail message over publicly-accessible networks unless the e-mail is encrypted or otherwise secured as described above.

2.	Company and its subcontractors and agents must not reveal the Personally-Identifiable Information of one customer to any other customer or other third party, in any e-mail or other communication,, except as permitted in writing by the affected person, as deemed appropriate in light of the interests of the affected person, or as otherwise required by law.

E.	Reviews, Audits, and Remedies

1.	Upon 14 days’ prior written notice to Company, Intuit (or its agent) may enter Company’s premises and inspect such of Company’s books, records, facilities and computer systems as Intuit and Company shall mutually agree is necessary to ensure that Company complies with the terms and conditions of this Exhibit. Intuit or its agent shall comply with Company’s standard policies and procedures that apply to third party companies that have access to Company’s premises, and Intuit or its agent shall access Company’s premises during Company’s normal business hours.

2.	Notwithstanding any cure period in this Agreement to the contrary, Intuit, at Intuit’s reasonable discretion, may require correction of any demonstrated problem that significantly threatens the security of Personally-Identifiable Information within a shorter period of time. Intuit shall provide written notice of the problem to Company, and Company must immediately take appropriate steps to correct the problem. If Company fails to correct any demonstrated security problem within a commercially-reasonable time, factoring in the work that must be completed to address the problem, and resulting in the material disclosure or threatened disclosure of Personally-Identifiable Information, Intuit may instruct Company to take such interim measures as are necessary to protect Personally-Identifiable Information. If Company fails or refuses to take such interim and/or permanent measures which are necessary to prevent the material disclosure of Personally-Identifiable Information within a commercially reasonable time, Intuit may terminate any and all affected agreements between Intuit and Company for cause.

F.	Compliance with U.S. Laws and Regulations

Company shall comply with all applicable federal, state, and local laws and regulations.

G.	Changes to Requirements

Intuit may, in its sole discretion, amend these requirements from time to time, as required by law or otherwise.

H.	Contact Information

The primary business contact person for each party under this Agreement shall designate a primary and an alternate single point of contact for security issues for such party (a “Security SPOC”) and provide mail, email, telephone, home telephone, and pager or portable telephone contact information for such persons. Both parties agree that either the primary or alternate Security SPOC will be available at all times (“24/7/365”). Such designation and information must be given in writing to the other party within ten (10) business days after the effective date of the Agreement. Any updates to the same shall be given promptly in writing to the other party.

EXHIBIT F
PRIVACY POLICY FOR PARTNERS

INTUIT INC.
PRIVACY POLICY FOR PARTNERS

In addition to the obligations under the Agreement between Intuit and its Partner, Intuit requires that its Partners comply with certain policies in order to safeguard the confidentiality of Personally Identifiable Information relating to Intuit’s customers. For this reason, Intuit has adopted the following Privacy Policy for Partners that must be adhered to as a condition of Partners doing business with Intuit.

The Privacy Policies for Partners are intended to apply only to Intuit’s business conducted in the United States. All Partner agreements and amendments that become effective on or after April 3, 2000, must incorporate this Privacy Policy for Partners.

Definitions

•	Partner — For the purpose of this document only, a “Partner” is any third party that has a contractual agreement to provide marketing, products or services to Intuit or Intuit’s customers, and/or has access to Personally Identifiable Information. Except as expressly stated in this Policy, this Policy shall not be interpreted or construed to create an association, agency, joint venture or legal partnership between Intuit and such third parties or to impose any liability attributable to such a relationship upon either party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind the other party.

•	Intuit Customer — Users who view Intuit-owned/controlled Web sites, register at Intuit-owned/controlled Web sites, order or use Intuit products, services or software trials. Pursuant to specific Intuit-Partner agreements, a Partner may have particular rights to use Personally Identifiable Information.

•	Personally Identifiable Information — For the purpose of this document, Personally Identifiable Information relates to information about Intuit Customers that, among other things, identifies or can be used to identify, contact, or locate the person to whom such information relates. Personally Identifiable Information includes, but is not limited to name, address, phone number, fax number, email address, social security number and credit card information. To the extent unique information (which by itself is not personally identifiable), such as a personal profile, unique identifier, and IP address is associated with Personally Identifiable Information, then such unique information will also be considered Personally Identifiable Information. Personally Identifiable Information does not include information that is collected anonymously or demographic information not connected to an identified individual, provided that certain types of such non-identifiable information may still be subject to restrictions on use and disclosure by law, e.g., tax return information. Partners’ General Responsibilities

Partners’ General Responsibilities

•	Partners must agree to comply with this Privacy Policy for Partners and to clearly communicate and enforce this Policy among their employees, agents and any third parties used to perform any of the Partners’ obligations under their Agreement with Intuit or this Policy.

•	Partners shall treat Personally Identifiable Information as confidential and proprietary information of Intuit and to protect it from disclosure to any third party (that is not an agent of the Partner contracted to do work pertaining to the Agreement), subject to this Policy, their Agreement with Intuit, and otherwise required by law.

•	Partners shall limit their collection and use of Personally Identifiable Information to the expressed business purpose(s) set forth in the relevant Agreement(s) between the Partners and Intuit.

•	Partners shall employ appropriate security measures to maintain the integrity and confidentiality of Personally Identifiable Information, and take reasonable precautions to protect it from loss, misuse or accidental or unauthorized access or alteration.

•	Partners shall ensure that only authorized employees and agents, who are trained in the proper handling of Personally Identifiable Information and who are subject to obligations to maintain the confidentiality and restricted use of such information, have access to Personally Identifiable Information.

•	Partners must transmit Personally Identifiable Information in a secure manner and store it in a secure environment.

•	Except where Personally Identifiable Information is “co-owned,” or the customer provides Personally Identifiable Information to the Partner without restriction, Partners shall not rent, sell, or otherwise disclose Personally Identifiable Information. In those circumstances where Partners “co-own” Personally Identifiable Information, or the customer provided such information to the partner without restriction, Partners may rent, sell, or otherwise disclose Intuit Personally Identifiable Information only if they provide a method for Intuit Customers to “opt out” of such activity (see Opt Out Choice below).

•	Intuit encourages its Partners to adopt privacy policies and practices (beyond what is covered here in this Policy) at least as protective as those used by Intuit.

•	Partners shall comply with applicable law in their use and disclosure of all information provided to them by Intuit, whether or not such information falls within the definition of Personally Identifiable Information.

•	Partners who collect Personally Identifiable Information related to Intuit customers shall identify to customers the organization(s) collecting this Information and describe to customers how this Information will be used.

Suppression

•	Intuit maintains in-house suppression file(s) that include Personally Identifiable Information relating to those individuals who have indicated the circumstances under which they may not want to be contacted or solicited by Intuit. Partners who work on Intuit’s behalf, i.e. outsourcers or vendors, shall comply with Intuit’s policies relating to the use of such suppression file(s) to suppress names and addresses in the services they perform and the databases they use, maintain, and/or manage on behalf of Intuit.

•	Except where Personally Identifiable Information is “co-owned,” Partners shall not use Personally Identifiable Information maintained in Intuit’s in-house suppression files.

•	Partners who conduct mail solicitation to prospective customers on behalf of Intuit shall utilize the Direct Marketing Association’s Mail Preference Service.

Telemarketing

•	Partners who conduct telemarketing activities on Intuit’s behalf shall comply with all applicable laws and regulations including “Do Not Call” laws.

•	Partners who conduct telemarketing activities on Intuit’s behalf shall comply with Intuit’s Do Not Call Policy (attached).

•	Partners who conduct telemarketing activities on behalf of Intuit shall employ the Direct Marketing Association’s Telephone Preference Service, as well as any applicable federal and/or local/state-managed preference services when phoning prospective customers.

Fax

•	Partners who work on Intuit’s behalf to conduct fax activities shall comply with all applicable laws and regulations relating to fax marketing activities.

•	Partners who work on Intuit’s behalf to conduct fax activities shall not send any unsolicited facsimile to any recipient who does not have a prior business relationship with Intuit, unless the recipient has given Intuit prior express permission to receive such a facsimile.

•	Partners who work on Intuit’s behalf to conduct fax activities to prospective Intuit customers shall include the date and time of transmission, and the name and telephone number of Intuit, or Partner working on Intuit’s behalf, as well as notice of how to opt-out of future facsimile communications.

Email

•	Partners who conduct email marketing activities on Intuit’s behalf shall not send unsolicited email to any recipient who does not have a preexisting relationship with Intuit or who has not consented to receive such email. Consent from a prospective customer is considered to be given when such a prospect opts in to receiving communications from Intuit or opts in to a program where the prospect chooses to receive communications from companies like Intuit, i.e. companies engaged in financial services. Marketing email sent on Intuit’s behalf shall contain notice of how to opt-out of future marketing email communications.

Opt Out Choice

•	Intuit customers may choose their contact preferences for the manner in which Intuit will use Personally Identifiable Information. Partners that provide products or services on Intuit’s behalf must agree to employ procedures in a timely manner to honor these preferences.

•	Partners that provide co-branded Web sites with Intuit, shall give customers of the co-branded Web site the opportunity to choose their preferences for the manner in which the co-branding Partner will use Personally Identifiable Information for marketing and list rental purposes.

•	Partners, to whom Intuit refers Intuit Customers, or provides Personally Identifiable Information, shall give customers the opportunity to choose their preferences for the manner in which the Partner will use Personally Identifiable Information for marketing and list rental purposes.

Reviews

•	Partners that provide products or services on Intuit’s behalf, i.e. outsourcers or vendors, shall reasonably cooperate with Intuit so as to allow Intuit to verify their compliance with Intuit’s Privacy Policies for Partners and shall allow Intuit to audit their records and practices to determine compliance with such Policy.

•	All Partners must be able to demonstrate compliance with these policies.

Ad Servers

Intuit hires companies that serve ads on Intuit’s Web sites; these companies are known as ‘ad servers’.

•	Intuit shall not disclose Personally Identifiable Information, which Intuit collects, to ad servers.

•	Ad servers shall offer an opt-out mechanism to customers, that when used, will prohibit ad servers from associating Personally Identifiable Information with customers’ anonymous customer profile.

•	Intuit shall have the option of disclosing the ad server by name in its privacy statement(s) along with links to the ad server’s privacy statement and opt-out mechanism(s).

When an Intuit Customer Becomes a Partner’s Customer

•	Intuit’s Web sites may include services or information provided by Partners, for example, insurance companies. Intuit is not responsible for any information provided to or transactions entered into by customers with such Partners. In the event Intuit’s Web site customers provide information or engage in transactions with such Partner, the terms governing the collection and use of any Personally Identifiable Information provided in connection therewith shall be governed by the terms of such Partner’s privacy policies and/or practices, and Intuit shall have no liability therefore.

•	Pursuant to an Intuit-Partner agreement, Intuit and the Partner may independently control Personally Identifiable Information. In such cases, the Partner’s privacy policies apply to the Partner’s practices.

Marketing to Children

Intuit’s Web sites are not intended for children (ages 13 and under) nor does Intuit knowingly collect personal data from children. Partners may not market Intuit’s site to their customers who may be children, nor link Intuit sites to those intended for children.

Compliance with U.S. Laws and Regulations

Partners shall comply with all applicable federal, state, and local laws and regulations.

Policy Changes

Intuit may, in its sole discretion, amend this policy from time to time, as required by law or otherwise.

EXHIBIT G

INTUIT PACKAGE HANDLING REQUIREMENTS

The following Intuit Package Handling Requirements shall apply to Harland, its subsidiaries and third party vendors (hereinafter, “Company”) in connection with one or more related service agreements involving the handling of Intuit mail and packages.

The accurate, timely, and proper handling of incoming and outgoing mail and packages are absolutely essential to each party’s business. To ensure that incoming Intuit mail and packages, including, but not limited to, Intuit Customer orders/returns and Intuit/Company vendor orders (“Intuit Materials”) are properly handled, all accesses to, uses of, and processing of Intuit’s Materials must be consistent with the package handling requirements, related procedures, and guidelines which are attached below as Attachment A. Company and Intuit shall comply with the Intuit Package Handling Requirements (as amended from time to time). Upon notice of an amendment, Company shall comply with such amendments to the Intuit Package Handling Requirements as soon as reasonably possible (not to exceed 30 days) based on the importance of the amendment and the severity of the issues that are addressed by the amendment.

Company shall establish and maintain its own organization-wide information security policies, standards, guidelines and procedures, which shall meet or exceed the requirements set forth in the Intuit Package Handling Requirements.

Company shall promptly conduct investigations of any breaches of such Intuit Package Handling Requirements, and shall take steps to remedy and prevent such breaches. Company shall take such further actions as it deems necessary to ensure the proper handling of the Intuit Materials to which it has possession, access or control.

Attachment A:
Package Handling Requirements

A. Controlling Access to Intuit Materials

Authorization processes must be employed to control Company’s staff, subcontractors, or other agents’ access to Intuit Materials. These processes must at a minimum identify the staff, subcontractor or other agent and record their entry while on the Company premises, e.g., by the use of a personally identifiable time card or an electronic identification badge.

Procedures must be in place to modify or revoke access permissions to Intuit Materials when staff members leave the Company or when subcontractors, or other agents cease doing business with the Company.

A public records check to ascertain evidence of criminal background, including identity verification, e.g., by verifying social security number and date of birth, must be run on all current and future Company staff, subcontractors or other agents who have access to Intuit materials. To the extent allowed by applicable law, background check results must be taken into account so as to reasonably ensure the security and integrity of Intuit Materials.

The Company currently maintains card access security systems at those locations that would receive and handle Intuit Materials, providing a controlled environment for access to those materials. The current access systems and procedures must satisfy this requirement regarding access to materials, with the exception of the background check requirement.

B. Storing and Transporting Intuit Materials

Reasonable procedures must be employed to limit access to and secure Intuit Materials when in storage. These processes must be documented and submitted to Intuit as part of the Company’s overall Security Plan.

The Company must transport Intuit Materials in a manner that is designed to prevent unauthorized access to those Materials and provide for loss or tamper awareness.

The Company’s current transportation and storage procedures for mail and package processing and delivery must satisfy the above requirements. Intuit must be promptly notified of proposed changes to the Company’s current policies and practices with regard to transportation and storage procedures for Intuit materials. In addition, Company shall ensure that Intuit is promptly notified in the following instances:

1.	Change in Company vendors or operating methods

2.	Evidence of mail tampering external to Company and its vendors

C. Maintaining a Secure Environment

Access to Company facilities must be controlled, e.g., by electronic systems, security guards, receptionists or closed-circuit cameras at all entrances, visitor controls, and delivery truck/driver controls. The Company’s current card access and visitor control systems must satisfy the above requirements. Intuit must be notified of proposed changes to the Company’s current policies and practices with regard to facility access.

All incoming supplies of goods and materials that may potentially affect Intuit Materials must be checked for compliance with production orders and shipping manifests and appropriate action taken if these supplies are not compliant.

Intuit may, from time to time, advise Company of recent security threats that have come to its attention, and require Company, at Intuit’s sole expense, to implement specific modifications to its policies or procedures that may be necessary to counter these threats. Company must implement these modifications within a mutually-agreeable time, or must obtain written permission from Intuit to take some other course of action to ensure that the security of Intuit’s materials/packages is preserved.

Notwithstanding the minimum standards set forth in this Agreement, Company must monitor and periodically incorporate reasonable direct mail industry-standard security safeguards.

No scrap, overruns, nor returned Intuit Materials can be destroyed or disposed of without the pre-approval of Intuit. The Company’s current practices for shredding and/or disposal of all scrap, overruns, and returned material are considered satisfactory for this requirement and this agreement serves as pre-approval for the use of these practices for the destruction and disposition of all Intuit materials.

The Company’s current manufacturing processes and procedures are considered sufficient to limit dust resulting from production operations in Intuit Materials.

D. Handling Suspicious mail/packages by Company

Management Actions

1. Process Implementation

a. Company shall ensure that process controls are implemented to ensure that mail is secured when not being handled.

b. Company shall ensure that physical barriers are implemented, including but not limited to, secured or separate space for mail handling, the ability to isolate or shut down HVAC systems in the event of a suspected contamination, and controls to prevent the unauthorized tampering to mail and sorting systems.

c. Company shall ensure that employees are trained to recognize harmful agents, including but not limited to, chemicals, explosives, and inappropriate foreign matter.

d. Company shall ensure appropriate incident response, including but not limited to, a documented process to quickly response to and mitigate the danger, providing escalation and alternate work recovery strategies as appropriate.

2. Preplanning

Parties acknowledge that proper handling of suspicious mail/packages is necessary to the success of each parties’ businesses. Company mail and distribution management, in concert with the site corporate services manager, and corporate security should ensure the following precautions are in place:

•	Ensure all individuals working in the mail and distribution area receive training in the below listed “Precautionary Procedures for Suspicious mail/packages”, as may be amended by Intuit from time to time.

•	Identify all up stream service providers and how the mail and packages are handled. This would include the location of the postal distribution center, couriers, and delivery companies.

•	Maintain a secure environment for the mail and distribution center. Access should be limited to those working in the area.

•	Maintain a clean housekeeping environment. Dust and other by-products of mail handling should be vacuumed on a daily basis.

•	Ensure containers (mail trays and other) are clean and free of foreign matter prior to use.

3. PRECAUTIONARY PROCEDURES FOR SUSPICIOUS MAIL/PACKAGES

Company shall inform Company employees of the following procedures listed below and use best efforts to require their compliance if a suspicious or unidentified substance is found in mail/packages. There are three classes of incident.

     CLASS 1: Discovery of a suspicious or unidentified substance of unknown origin

     CLASS 2: Release of a suspicious or unknown substance from a shipping container
     CLASS 3: Release of an unknown substance by a person acting in a suspicious or threatening manner

CLASS 1 INCIDENTS

Discovery of a suspicious or unidentified substance of unknown origin

What to do:

IF YOU FIND A SUSPICIOUS OR UNKNOWN SUBSTANCE, DO NOT PANIC. Most substances found in the workplace turn out to be normal, everyday materials that someone has spilled by accident and are not dangerous.

Do not inhale; briefly examine the area to locate the possible source of the substance.

If you cannot identify the substance or its source move away from it and instruct others present to isolate the immediate area.

If the substance is clearly spreading, take action to limit its movement. Close doors and windows to confine it if possible. Turn off any fans or other devices that might cause it to spread. If there is a possibility that it might move into an air vent, turn off the Heating, Ventilation, or Air Conditioning (HVAC) system. Designate the location of the HVAC controls in the building, and the individuals authorized to shut it down. If there is a possible danger to people in other areas of the facility notify them. Have them take action to limit the unknown substance’s spread and move to a safe distance.

NOTIFY INTUIT SECURITY AT 650-944-6911

At a safe distance, describe the substance to your coworkers. If they can identify it, take appropriate action to have the affected area cleaned. Notify anyone nearby that they can return to work if the known substance is not a hazardous material.

If your coworkers cannot identify the substance, instruct them to keep the area isolated. Instruct anyone who may have been exposed to the substance to remain nearby at a safe distance for further guidance. Designate an external meeting area, and not allow individuals to leave the site, or wait in their vehicles.

Prepare a list of all individuals in the facility at the time of the incident. The list should contain name, telephone number, and address.

Prepare a description of the suspect mail container and contents, if known.

Wait at a safe distance for the emergency response personnel to arrive and follow their instructions.

CLASS 2 INCIDENTS

Release of a suspicious or unknown substance from a container

What to do:

DO NOT PANIC: You are in control and you know what to do.

Examine all containers for suspicious indicators before opening them.

If a suspicious container has not yet been opened, do not open it.

Do not transport the container around the facility or shake it.

Do not merely discard the container.

Isolate the immediate area around the suspicious unopened container. Make sure no one disturbs the container. Keep people at a safe distance. Go to step 13.

If you open a container and find that it contains or releases suspicious material, do not inhale its contents.

Do not move the container or shake it.

Do not merely discard the container.

Do not empty the container or shake it.

Isolate the immediate area around the container. Make sure no one disturbs the container. Keep people at a safe distance.

Place something over the container opening if possible to do so safely. For example, place a large sheet of plastic over the container without touching it. Do not inhale while doing this.

Turn off any fans or other devices that might cause contamination to spread. If there is a possibility that contamination might move into an air vent, turn off the Heating, Ventilation, or Air Conditioning (HVAC) system. Designate the location of the HVAC controls in the building, and the individuals authorized to shut it down. Shut all dock doors.

Notify INTUIT SECURITY AT 650-944-6911 then call your local emergency response agency at 911. Describe the container and its contents. Follow their instructions.

Wash your hands with warm soap and water for one minute.

Do not allow anyone to leave the area who may have touched the container or its contents or who was present in the immediate area when it was opened. Have everyone meet at a designated location. Prepare a list of all individuals that were in the area of the suspect package, including name, telephone number, and address. Do not allow anyone to leave, or to wait in his or her vehicles.

Wait for emergency responders to arrive and follow their instructions.

CLASS 3 INCIDENTS

Release of an unknown substance by a person acting in a suspicious or threatening manner.

What to watch for:

Anybody acting in a suspicious or threatening manner

Anybody throwing, spraying, spreading, or pouring an unidentified substance

Anybody tampering with an air vent, fan, food, or water supply

Anybody carrying an unknown substance with an unknown purpose

What to know:

Vigilance is a deterrent. If a suspicious individual is confronted before he can act, he will often decide to leave.

The chance that someone may threaten your facility is low, but needs to be considered.

What to do:

Ask any suspicious individual what their purpose is. If they refuse to answer, ask them to remain where they are and have someone notify on-site security or a manager. If the person becomes threatening go to step 2.

Report any threatening individual to on-site security or call police.

Maintain a safe distance from any threatening individual. Warn your coworkers. Make sure that an exit is available.

If the person releases an unknown material, evacuate the area. Sound a fire alarm if convenient to warn others to evacuate the facility.

Notify emergency responders, on-site security, and police if they have not already been called.

Maintain a safe distance from the area affected by the released substance and from the threatening individual. Do not allow anyone to leave the area. Have everyone meet at designated location. Prepare a list of all individuals that were in the area of the suspect package, including name, telephone number, and address. Do not allow anyone to leave, or to wait in his or her vehicles.

If you have been exposed to any released substance, remain nearby for assistance.

Wait for security, police, and emergency responders. Follow their instructions.

E. Reviews, Audits, and Remedies

Company agrees that Intuit shall have a right to verify Company’s compliance with this Agreement and an Intuit-approved Package Handling Plan that conforms to these Requirements. Intuit (or its agent) may enter Company’s premises and inspect such of Company’s facilities as Intuit and Company shall mutually agree is necessary to ensure that Company complies with the terms, covenants and conditions of this Agreement. Intuit or its agent shall comply with Company’s standard policies and procedures that apply to third party companies that have access to Company’s premises, and Intuit or its agent shall access Company’s premises during normal business hours (Monday through Friday, 8:00 AM to 5:00 PM). Notwithstanding the foregoing, if Intuit in good faith believes that a threat to security exists that could affect Mail/packages, Company must provide Intuit or its agent access to its premises immediately upon request by Intuit.

Intuit may inspect or employ third parties to conduct studies of Company’s operational processes, to determine Company’s compliance with these Requirements and an Intuit-approved Package Handling Plan that conforms to these Requirements. Intuit agrees to coordinate the scheduling of any such study with Company to minimize disruption to Company’s business. At Company’s request, Intuit will require any third party it employs to conduct such a study to sign a nondisclosure agreement pursuant to which it agrees not to disclose any confidential information. Intuit will make the results of any such study available to Company and, depending on the seriousness of any problems found, may require Company to remedy any and all such deficiencies in a timely fashion. Costs of such audits shall be borne by Intuit.

Notwithstanding any time-to-cure provision in related service agreements between the parties that address the handling of Mail/packages to the contrary, Intuit may require correction of any demonstrated security-related problem with Company procedures and practices within a shorter period of time, to the extent necessary to protect Mail/packages from compromise and to ensure proper handling of suspicious Mail/packages. Intuit shall provide written notice of the problem to Company, and Company must immediately take appropriate steps to correct the problem.